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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-4 of our report on the three year consolidated financial statements for the years ended April 30, 2002, 2003 and 2004 dated April 29, 2005 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the differences between accounting principles generally accepted in the United Kingdom and accounting principles generally accepted in the United States of America and the effect that the application of the latter would have on the determination of profit/(loss) and equity shareholders' funds) relating to the financial statements of Watson Wyatt LLP appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

DELOITTE & TOUCHE LLP

London, England
May 4, 2005

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CONSENT OF INDEPENDENT AUDITOR